                                                                   Exhibit 10.11


                              AMENDED AND RESTATED

                      BILLING TECHNOLOGY LICENSE AGREEMENT



                                     between



                      SHANGHAI SHANDA NETWORKING CO., LTD.



                                       and



               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

THIS AMENDED AND RESTATED BILLING TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is entered into on this 9th day of December, 2003, in Shanghai, by and between Shanghai Shanda Networking Co., Ltd. ("Party A"), a domestic company organized and existing under the laws of the People's Republic of China (the "PRC"), and Shengqu Information Technology (Shanghai) Co., Ltd. ("Party B"), a wholly foreign-owned company organized and existing under the laws of the PRC.

WHEREAS:

1. Party A is an internet PC game operator and the PC games it operates require a scientific, reasonable and accurate computer-based billing system; and Party B has developed and mastered valuable technology information, know-how and mature experience for billing processing and management of internet PC games. The Parties entered into a Billing Technology License Agreement on February 19, 2003, pursuant to which Party A is granted a license to use the Billing Technology;

2. Pursuant to an Amendment Agreement to Billing Technology License Agreement dated October 28, 2003, the Parties modified the provision for license fee and other provisions, and

3. The Parties desire to integrate the above-mentioned agreements and make further amendments to these agreements.

NOW THEREFORE, the Billing Technology License Agreement and the Amendment Agreement to Billing Technology Agreement dated February 19, 2003 and October 28, 2003 respectively shall be superseded by this Agreement after the effective date hereof. The Parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

Except specifically defined otherwise in this Agreement or unless the context requires otherwise, the terms used in this Agreement shall have the meanings as set forth below:

1.1 "Term" shall be the duration of this Agreement stated in Article 2.3 hereof;

1.2 "Billing Technology" shall mean materials and information owned by Party B in connection with Billing System, such as technology information, know-how, design, drawing, process, method, data, program and other information that have been existing


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

       on the date of this Agreement or will be developed in the future, on case-by-case basis, as agreed by the Parties. "Billing Technology" may be in writing or in other appropriate forms and will be licensed by Party B to Party A under this Agreement. Details of the Billing Technology are described in Appendix 1 attached hereto.

1.3 "Parties" shall mean both Party A and Party B, and a "Party" means either one of them.

1.4 "PRC" shall mean the People's Republic of China, and, for the purpose of this Agreement, excluding Taiwan, Hong Kong Special Administrative Region and Macau Special Administrative Region.

ARTICLE 2  GENERAL TERMS

2.1 Party B hereby agrees to exclusively grant a license of the Billing Technology to Party A and Party A hereby agrees to obtain such license from Party B pursuant to the terms and conditions of this Agreement.

2.2 Unless otherwise agreed by Party B in writing, Party A shall not acquire identical or similar technology license from any third party.

2.3 This Agreement shall be effective upon the execution hereof by the authorized representatives of the Parties and shall remain effective for a period of ten (10) years. Party A shall not terminate this Agreement during the said period of validity.

2.4 The licensed technology hereunder is described in Schedule A hereto. The Parties may jointly make adjustments to Schedule A after the effectiveness of this Agreement.

ARTICLE 3  LICENSE

3.1 In consideration of the payment of license fee by Party A and the covenants provided by Party A under this Agreement, Party B hereby grants Party A an exclusive license to allow Party A to use the Billing Technology in the PRC; the Parties acknowledge that the territorial scope of the said license shall be within the PRC only; and

3.2 Party A hereby agrees to accept and exercise the right of license granted above in accordance with the terms and conditions stipulated herein. It is further acknowledged that, without express writing consent of Party B, Party A shall not sub-license or transfer the Billing Technology to any third party.

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

3.3 During the term of this Agreement, Party A has the right to indicate, in advertisements and promotional materials in connection with internet PC games, that the "Billing System" is licensed by Party B to Party A.

3.4 The right of license of Billing Technology granted by Party B to Party A shall not be construed as a grant of any proprietary right of the Billing Technology to Party A. The proprietary right or property right in connection with the Billing Technology shall be remained with Party B.

3.5 Party A acknowledges that Party B owns or controls the Billing Technology and enjoys proprietary right to the Billing Technology. Unless otherwise expressly provided herein or with prior written consent of Party B, Party A shall not use or apply for or register any copyright or patent right in connection with the Billing Technology or the "Billing System", nor shall it or permit to do anything that might directly or indirectly prevent Party B from registering copyright or patent right in connection with the Billing Technology or the "Billing System". Upon Party B's request, Party A shall provide assistance immediately, at its own expenses, to Party B to facilitate any registration of the Billing Technology with the relevant authorities.

ARTICLE 4  DELIVERY OF TECHNOLOGY

Subsequent to the execution of this Agreement and upon request by Party A, Party B shall deliver the Billing Technology, including all necessary documents, to Party A within a reasonable time, unless Schedule A hereof otherwise specifies detailed time for the delivery of the same.

ARTICLE 5  LICENSE FEE

The license fee payable hereunder shall be calculated and paid as follows:

5.1 The monthly license fee payable by Party A to Party B hereunder shall be calculated as follows: License Fee = standard monthly fee per concurrent online player x average number of concurrent online game player per month;

5.1.1 average number of concurrent online game player per month shall be the aggregate of average number of concurrent online game player for all pay games in the month;

5.1.2  standard monthly fee per concurrent online player shall be as follows:
    a. RMB 15.30 per month for the year 2003;
    b. RMB 13.46 per month for the year 2004 and thereafter;

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

5.2 Party B reserves the right to adjust the amount of standard monthly fee per concurrent online player in accordance with the actual business operation of Party A;

5.3 Party A shall provide Party B with the data of concurrent online game players, the number of users and income which are billed through the Billing Technology, and other related data. Party B shall be entitled to check and verify the aforesaid data provided by Party A at any time;

5.4 It is further agreed by the Parties that the license fee payable between February 19 and November 2003 under the previous Billing Technology License Agreement and the Amendment Agreement to the Billing Technology License Agreement shall be adjusted accordingly pursuant to this Article 5.

ARTICLE 6  PAYMENT OF LICENSE FEE

6.1 Payment of License Fee shall be made by Party A on quarterly basis and shall be made within three (3) months following the end of each quarter to an account designated by Party B. At the end of each year, Party B shall settle the license fee with Party A in accordance with the actual fees payable by Party A in the year elapsed.

6.2 The Parties understand and agree that, if Party A fails to make payment of the License Fee before the final due date within the time stipulated herein, and without the consent of Party B, Party B shall be entitled to request Party A to pay an overdue interest on the delinquent payment, and the rate for the said overdue interest shall be the rate for short-term commercial loan on such due date published by the People's Bank of China.

ARTICLE 7  TECHNOLOGY ENHANCEMENT

After the effectiveness of this Agreement, Party B shall make further development and enhancements to the Billing Technology. Any intellectual property or other right arising out of any further development and enhancements of the Billing Technology shall be vested in Party B. A priority to further developed and enhanced technology shall be given to Party A by Party B.

ARTICLE 8  REPRESENTATIONS AND WARRANTIES OF PARTY B

Party B makes the following representations and warranties to Party A with the intention of inducing Party A to enter into this Agreement and with the knowledge that Party A will enter into this Agreement in reliance on such representations and warranties (by the effective date of this agreement and the date stipulated herein):

8.1 Corporate Status and Good Standing. Party B is an enterprise duly organized, validly existing and in good standing under the laws of the PRC, with full corporate power and authority under its current Business License, to operate and to conduct its business.

8.2 Authorization. Party B has full corporate power and authority under its Business License to execute and perform this Agreement. On or prior to the effective date, Party B shall have taken all actions necessary to consummate the transactions contemplated hereby or required to be taken by Party B pursuant to the provisions hereof. This Agreement constitutes the valid and binding obligation of Party B enforceable in accordance with its


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

       terms.

ARTICLE 9  REPRESENTATIONS AND WARRANTIES OF PARTY A

Party A makes the following representations and warranties to Party B with the intention of inducing Party B to enter into this Agreement and with the knowledge that Party B will enter into this Agreement in reliance on such representations and warranties:

9.1 Corporate Status and Good Standing. Party A is a corporation duly organized, validly existing and in good standing under the laws of the PRC with full corporate power and authority under its Articles of Association and its Business License, to conduct its business.

9.2 Authorization. Party A has full corporate power and authority under its Articles of Association and its Business License and has taken, or as of the effective date will have taken, all necessary corporate action to authorize the execution and performance of this Agreement, and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Party A enforceable in accordance with its terms.

9.3 Non-Contravention. To the knowledge of Party A, neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby does or will violate, conflict with, result in a breach of any material provision of, constitute a default under any judgment, order, decree or material agreement or instrument to or by which Party A or any of its assets is subject to or bound by.

9.4 Governmental Approvals. No filing with, consent of or approval by any governmental, administrative or regulatory body, agency or commission is required by Part A in connection with Party A's obtaining of technology licence contemplated hereby.

ARTICLE 10 ASSIGNMENT OF INTERESTS

Neither Party shall be entitled to assign or otherwise transfer any of its interests under this Agreement, whether in part, in whole or in any other manner, without the prior written consent of the other Party.

ARTICLE 11 CONFIDENTIALITY

11.1 All data, documents and information in connection with the Billing Technology, and the technology enhancements that has been made by Party B as stipulated in Article 7 hereof, shall be used by Party A only for the purposes of this Agreement.

11.2 Party A shall not disclose the said information to its employees, except under the circumstances of a necessity to know and to the extent the performance of this Agreement requires. Party A shall maintain such data, documents and information confidential, and, unless otherwise agreed in writing by Party B, shall prevent any thirty party from accessing the said data, documents or information.

11.3 Party A shall likewise cause the employees who jointly perform this Agreement and the third party to which such information is permitted to disclose pursuant to Article


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       11.2 to undertake confidentiality obligation.

11.4 The obligation imposed in this Article 11 shall not be applicable to any part of the following data, documents and information:

       (1) the data, documents and information that at the time being handed over to Party A according to this Agreement become known to, or later become the information open to, the general public; unless they are published or open to the general public due to Party A's action or negligence; or

       (2) the data, documents and information that at the time being handed over to Party A pursuant to this Agreement, have been lawfully owned by Party A, however, Party A shall prove that it has lawful ownership over them; or

       (3) the data, documents and information lawfully acquired by Party A from a third party, however, such third party does not acquire such information or data directly or indirectly from Party A, nor does it violate any confidentiality obligation in any other forms.

11.5   The above provisions in this Article 11 shall remain in force after three
       (3) years of expiration, termination or invalidation of this Agreement.

ARTICLE 12 EXTENSION OF AGREEMENT

This Agreement shall remain effective during the term hereof, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires.

ARTICLE 13 FORCE MAJEURE

13.1 Should either Party be prevented wholly or in part from fulfilling any of its obligations under this Agreement for reasons of force majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by the force majeure. The Party claiming force majeure under this Article shall be entitled to such extension of time to fulfill such obligation as may be reasonably necessary in the circumstances in pursuant to Article 11.3 below.

13.2 Force majeure hereunder shall be defined as any unforeseeable events, the happening and consequences of which are unpreventable or unavoidable, including but not limited to earthquake, typhoon, flood, fire, embargoes, riots or war, but which shall exclude the financial difficulties of the Party claiming force majeure.

13.3 Within seven (7) days from the date of commencement of any event of force majeure or as soon as practicable thereafter the Party affected shall advise the other Party by effective means of communication of the occurrence of such event and of the date when such event commenced; likewise, within seven (7) days after the end of such event, the Party affected shall advise the other Party by facsimile or e-mail of the date when such event ends, and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.

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
       In case one Party fails to acknowledge such notification hereunder within fourteen (14) days after receipt hereof, the date of notification shall be considered as the date of dispatch of communication. However, communication by e-mail shall be confirmed in writing subsequent to the said date of dispatch.

ARTICLE 14 EXECUTION

This Agreement shall be executed on or before the effective date hereof by the duly authorised representatives of each Party of this Agreement.

ARTICLE 15 DISPUTE RESOLUTION

15.1 All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable negotiations between the Parties.

15.2 If no settlement can be reached through negotiations, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Shanghai Commission for arbitration, according to the CIETAC's then effective arbitration rules by three arbitrators. The language of the arbitration shall be Chinese.

15.3 The arbitral award shall be final and binding on both Parties. The losing Party shall bear the expenses of arbitration, unless otherwise decided by the arbitration tribunal.

ARTICLE 16 - NOTICE

16.1 Any notice or other communication required to be given by a Party under this Agreement shall be given to the other Party to the following respective address by air-mail, telefax or e-mail.

       Important notices which involved rights and/or obligations of either Party shall be in writing and sent by facsimile transmission, and confirmed by registered air-mail with postage prepaid, to the respective addressee at the address given herein below.

16.2 The addresses for exchange of correspondence of the Parties hereto are as follows:

       For Party A:
       Shanghai Shanda Networking Co. Ltd.
       21/F Huarong Building
       1289 South Pudong Road, Shanghai

       For Party B:
       Shengqu Information Technology (Shanghai) Co., Ltd.
       351 Guoshoujing Road, Suite 638-7, No. 2 Building
       Zhangjiang Hi-Tech Park, Shanghai

16.3 Any change of either Party's address shall be notified to the other Party in the manner provided above immediately after such change becomes effective.

ARTICLE 17 - MISCELLANEOUS

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17.1   This Agreement is entered into in Chinese.

17.2 Failure or delay on the part of any Party hereto to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any future exercise thereof.

17.3 The invalidity of any provision of this Agreement shall not invalidate any other provision or provisions thereto, unless and to the extent that, had the Parties been aware of the invalidity of the former provision prior to signing this Agreement, they could not reasonably have been expected to have agreed to any other provision or provisions.

17.4 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and agreements between them.

17.5 No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, Shanda Interactive Entertainment Limited).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

[REMAINDER OF THE PAGE HAS INTENTIONALLY LEFT BLANK]



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


[EXECUTION PAGE]

Shanghai Shanda Networking Co., Ltd.
(corporate seal)
By: _________________
Name:
Position:


Shengqu Information Technology (Shanghai) Co., Ltd.
(corporate seal)By:  _________________
Name:
Position:

Appendix 1: Descriptions of Functions of Billing System
Appendix 2: Software and Hardware Environment for the Operation of Billing
System
Schedule A: Billing System Tables Based on Billing Technology


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




Appendix 1:

                   DESCRIPTIONS OF FUNCTIONS OF BILLING SYSTEM

Billing System consists of User Registration Module, Recharge Interface Module, Payment Information Synchronization Module, and other value-added modules such as Second-Based Billing Module, Day-Based Billing Module, and IP-Based Billing Module.

       >> User Registration Module loads the synchronized registration information of users from the game to the Billing System, forming the basis of the users of Billing System. The data is sent to the game system by means of web interface or MQ.

       >> Recharge Interface Module links to the sales system of online channels and others. The systems receive the recharge request from users, convert the authentication, and add the time that accords to the recharged cards to the specific character accounts.

       >> Payment Information Synchronization Module transfer users' remaining time to the game system by means of FTP or MQ.

       >> Second-Based Billing Module consists of Payment Information Synchronization Module and Billing Module. The former one synchronizes the time information about used time to the Billing System for further application, by means of FTP or MQ. Billing Module subtracts the used time transferred by Synchronization Module from users' remaining time.

       >> Day-Based Billing Module realizes the subtraction function based on the periods of monthly and daily subscription.

       >> Other value-added modules provide interfaces to some business partners, for example, IP-Based billing function supplies some ISP free games based on IP, and IP-based billing.

As an open system, Billing System supports most popular game genres, such as MMORPG and casual games. The system supplies billing service based on the playtime of the game, as well as the length of the period such as monthly subscription. Moreover, the system can, according to the requirements of the game, provide billing solution based on times.



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


Appendix 2:

     SOFTWARE AND HARDWARE ENVIRONMENT FOR THE OPERATION OF BILLING SYSTEM

 Software Requirement: Windows 2000, SQL Server2000, MSMQ, IIS
 Hardware Requirement:
    Database Server Requirement:
             CPU:     2.4GHZ * 4
             RAM:     2G
             HD:      18G + 36G * 4
             Network Card:  100M * 2
             Reference: DELL 6650
    Database Server Amounts:
             Avg. 20 game regions / server
             Max. 10 game regions / server (for games that need large data flow)

    Application Server Requirement:
             CPU:     2.4GHZ * 2
             RAM:     1G
             HD:      18G + 36G * 2
             Network Card:  100M * 2
             Reference: DELL 2650
    Application Server Amounts:
             Avg. 40 game regions / server
             Max. 20 game regions / server (for games that need large data flow)


    Web Server Requirement:
             CPU:     2.4GHZ * 1 (2 are recommended)
             RAM:     1G
             HD:      18G + 36G
             Network Card:  100M * 2
             Reference: DELL 2650

    WEB Server Amounts:
             1 Server


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



Schedule A:

                BILLING SYSTEM TABLES BASED ON BILLING TECHNOLOGY

Name                      Billing System              Briefing                   Note
------------------------- --------------------------- -------------------------  -------------------------
The Legend of Mir         Mir2 Billing System         Supply billing
                                                      solutions for TloM based
                                                      on playtime, period, IP,
                                                      and other value-added
                                                      applications.
------------------------- --------------------------- -------------------------  -------------------------
The World of Legend       Woool Billing System        Supply billing solutions
                                                      for TWoL based on playtime
                                                      and period.
------------------------- --------------------------- -------------------------  -------------------------
Fortress 2                FT2 Billing System          Supply billing
                                                      solutions for Fortress
                                                      2 based on period.
------------------------- --------------------------- -------------------------  -------------------------
BNB                       BNB Billing System          Supply billing solutions
                                                      for BNB based on coupon.
------------------------- --------------------------- -------------------------  -------------------------
Shattered Galaxy          PS Billing System           Supply billing solutions
                                                      for SG based on playtime
                                                      and period.
------------------------- --------------------------- -------------------------  -------------------------


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